                                                                     EXHIBIT 2.3


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         CARDIOVASCULAR DYNAMICS, INC.,

                           IDI ACQUISITION CORPORATION

                                       AND

                           INTRALUMINAL DEVICES, INC.

                                   DATED AS OF

                                 OCTOBER 2, 1996

                                TABLE OF CONTENTS



                                                                                                       Page
ARTICLE I  THE MERGER..................................................................................  1
         1.1      The Merger...........................................................................  1
         1.2      Closing; Effective Time..............................................................  2
         1.3      Effect of the Merger.................................................................  2
         1.4      Articles of Incorporation; Bylaws....................................................  2
         1.5      Directors and Officers...............................................................  2
         1.6      Effect on Capital Stock..............................................................  3
         1.7      Surrender of Certificates............................................................  4
         1.8      No Further Ownership Rights in Target Capital Stock..................................  6
         1.9      Lost, Stolen or Destroyed Certificates...............................................  6
         1.10     Tax and Accounting Consequences......................................................  6
         1.11     Exemption from Registration..........................................................  6
         1.12     Taking of Necessary Action; Further Action...........................................  6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET...................................................  7
         2.1      Organization, Standing and Power.....................................................  7
         2.2      Capital Structure....................................................................  7
         2.3      Authority............................................................................  8
         2.4      Financial Statements.................................................................  9
         2.5      Absence of Certain Changes...........................................................  9
         2.6      Absence of Undisclosed Liabilities................................................... 10
         2.7      Litigation........................................................................... 10
         2.8      Restrictions on Business Activities.................................................. 10
         2.9      Governmental Authorization........................................................... 10
         2.10     Title to Property.................................................................... 10
         2.11     Intellectual Property................................................................ 11
         2.12     Environmental Matters................................................................ 12
         2.13     Taxes................................................................................ 13
         2.14     Employee Benefit Plans............................................................... 15
         2.15     Certain Agreements Affected by the Merger............................................ 17
         2.16     Employee Matters..................................................................... 17
         2.17     Interested Party Transactions........................................................ 18
         2.18     Insurance............................................................................ 18
         2.19     Compliance With Laws................................................................. 18
         2.20     Minute Books......................................................................... 18
         2.21     Complete Copies of Materials......................................................... 18
         2.22     Brokers' and Finders' Fees........................................................... 18
         2.23     Registration Statement; Proxy Statement/Prospectus on Form S-1....................... 18

                                       i.

         2.24     Affiliate and Shareholder Agreement; Irrevocable Proxies............................. 19
         2.25     Vote Required........................................................................ 19
         2.26     Board Approval....................................................................... 19
         2.27     Inventory............................................................................ 19
         2.28     Accounts Receivable.................................................................. 20
         2.29     Customers and Suppliers.............................................................. 20
         2.30     Representations Complete............................................................. 20
         2.31     Liabilities Assumed.................................................................. 20

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
MERGER SUB............................................................................................. 21
         3.1      Organization, Standing and Power..................................................... 21
         3.2      Capital Structure.................................................................... 21
         3.3      Authority............................................................................ 21
         3.4      SEC Documents; Financial Statements.................................................. 22
         3.5      Absence of Certain Changes........................................................... 23
         3.6      Absence of Undisclosed Liabilities................................................... 24
         3.7      Broker's and Finders' Fees........................................................... 24
         3.8      Registration Statement............................................................... 24
         3.9      Representations Complete............................................................. 24

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME........................................................ 25
         4.1      Conduct of Business of Target and Acquiror........................................... 25
         4.2      Conduct of Business of Target........................................................ 26
         4.3      No Negotiation or Solicitation....................................................... 28

ARTICLE V  ADDITIONAL AGREEMENTS....................................................................... 29
         5.1      Consent Solicitation................................................................. 29
         5.2      Stockholders Consents/Proxies........................................................ 29
         5.3      Access to Information................................................................ 30
         5.4      Confidentiality...................................................................... 30
         5.5      Public Disclosure.................................................................... 30
         5.6      Consents; Cooperation................................................................ 31
         5.7      Affiliate and Shareholder Agreements................................................. 31
         5.8      Irrevocable Proxies.................................................................. 31
         5.9      FIRPTA............................................................................... 31
         5.10     Legal Requirements................................................................... 32
         5.11     Blue Sky Laws........................................................................ 32
         5.12     Employee Benefit Plans............................................................... 32
         5.13     Escrow Agreement..................................................................... 33
         5.14     Registration Rights.................................................................. 33
         5.15     Shareholder Agreements............................................................... 33
         5.16     Listing of Additional Shares......................................................... 33
         5.17     Employee............................................................................. 33

                                       ii.

         5.18     Reorganization....................................................................... 33
         5.19     Expenses............................................................................. 33
         5.20     Intentionally Omitted................................................................ 34
         5.21     Reasonable Commercial Efforts and Further Assurances................................. 34
         5.22     Purchase Price Adjustment............................................................ 34

ARTICLE VI  CONDITIONS TO THE MERGER................................................................... 35
         6.1      Conditions to Obligations of Each Party to Effect the Merger......................... 35
         6.2      Tax Opinion.......................................................................... 36
         6.3      Additional Conditions to Obligations of Target....................................... 36
         6.4      Additional Conditions to the Obligations of Acquiror and Merger Sub.................. 36

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER......................................................... 38
         7.1      Termination.......................................................................... 38
         7.2      Effect of Termination................................................................ 39
         7.3      Expenses and Termination Fees........................................................ 39
         7.4      Amendment............................................................................ 40
         7.5      Extension; Waiver.................................................................... 40

ARTICLE VIII  ESCROW AND INDEMNIFICATION............................................................... 41
         8.1      Escrow Fund.......................................................................... 41
         8.2      Indemnification...................................................................... 41
         8.3      Damage Threshold..................................................................... 42
         8.4      Escrow Period........................................................................ 43
         8.5      Claims upon Escrow Fund.............................................................. 43
         8.6      Objections to Claims................................................................. 44
         8.7      Resolution of Conflicts; Arbitration................................................. 44
         8.8      Shareholders' Agent.................................................................. 45
         8.9      Actions of the Shareholders' Agent................................................... 46
         8.10     Third-Party Claims................................................................... 46

ARTICLE IX  GENERAL PROVISIONS......................................................................... 46
         9.1      Non-Survival at Effective Time....................................................... 46
         9.2      Notices.............................................................................. 46
         9.3      Interpretation....................................................................... 47
         9.4      Counterparts......................................................................... 48
         9.5      Entire Agreement; Nonassignability; Parties in Interest.............................. 48
         9.6      Severability......................................................................... 48
         9.7      Remedies Cumulative.................................................................. 49
         9.8      Governing Law........................................................................ 49
         9.9      Rules of Construction................................................................ 49
         9.10     Attorneys' Fees...................................................................... 49


                                      iii.

EXHIBITS

Exhibit A                   -    Certificate of Merger
Exhibit B                   -    Affiliate and Shareholder Agreement
Exhibit C                   -    Irrevocable Proxies
Exhibit D                   -    FIRPTA Notice
Exhibit E                   -    Escrow Agreement
Exhibit F                   -    Declaration of Registration Rights
Exhibit G                   -    Acquiror's Corporate Legal Opinion
Exhibit H                   -    Target's Corporate Legal Opinion
Exhibit I                   -    Form of Employment Agreement



SCHEDULES

Target Disclosure Schedule
Acquiror Disclosure Schedule

Schedule 2.10     -        Target Real Property
Schedule 2.11     -        Target Intellectual Property,
Schedule 2.14     -        Target Employee Benefit Plans
Schedule 2.21     -        Material Contracts and Agreements
Schedule 2.31     -        Assumed Liabilities
Schedule 5.7      -        Target "Affiliates"
Schedule 5.12     -        Holders of Outstanding Options
Schedule 6.4(a)   -        Representations and Warranties
Schedule 6.4(c)   -        List of Third Party Consents


                                       iv.

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 2, 1996, by and among CardioVascular Dynamics, Inc., a Delaware corporation ("Acquiror"), IDI Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and Intraluminal Devices, Inc., a California corporation ("Target").

                                    RECITALS

         A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of Target Preferred Stock ("Target Preferred Stock") and Target Common Stock ("Target Common Stock") shall be converted into shares of Acquiror Common Stock ("Acquiror Common Stock"), at the rate set forth herein.

         C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization that will qualify as a reorganization under the provisions of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving


                                       1.

corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 4675 MacArthur Court, Suite 1000, Newport Beach, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Incorporation; Bylaws.

             (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is IDI Acquisition Corporation.

             (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub, as in effect immediately prior to the Effective Time, shall be the initial officers of the Merger Sub, until their respective successors are duly elected or appointed and qualified.


                                       2.

         1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

             (a) Conversion of Target Common Stock. At the Effective Time, each share of Target Common Stock and Target Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Capital Stock ("Target Capital Stock") to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Acquiror Common Stock obtained by first dividing $1,400,000 by the average of the closing prices of Acquiror Common Stock as reported by the National Association of Securities Dealers through the Nasdaq National Market System for the three Trading Days immediately preceding the Closing (the "Closing Price") and then dividing that amount by the outstanding Target Capital Stock (which shall include all shares of Target Common Stock subject to outstanding options), which quotient is referred to as the "Exchange Ratio." A "Trading Day" is a date on which a purchase or sale of Acquiror Common Stock has occurred on the Nasdaq National Market System. No other adjustment shall be made in the Exchange Ratio as a result of any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding options to acquire Target Common Stock. Each Target shareholder shall receive a number of shares of Acquiror Common Stock based on the percentage of Target Capital Stock owned by such shareholder relative to all issued and outstanding shares of Target Capital Stock.

             (b) Cancellation of Target Capital Stock Owned by Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, shall be canceled and extinguished without any conversion thereof.

             (c) Target Stock Option Plan. At the Effective Time, the 1995 Intraluminal Devices, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "Target Stock Option Plan") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan shall be assumed by Acquiror in accordance with Section 5.12.

             (d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

             (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to


                                       3.

Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

             (f) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price.

         1.7 Surrender of Certificates.

             (a) Acquiror to Provide Common Stock and Cash. Promptly after the Effective Time, Acquiror shall make available to the Shareholders' Agent (as defined in Section 8.8(a)) for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt (including, without limitation, Acquiror's obtaining a written receipt from the Shareholders' Agent for all consideration paid by Acquiror), (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to
Section 1.6(f).

             (b) Exchange Procedures. Promptly after the Effective Time, the Acquiror shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Acquiror, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Shareholders' Agent or the indemnification agreement referred to in Section 1.9 below, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and the Shareholders' Agent's compliance with Section 1.7(a) the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof together with payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all


                                       4.

corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing shares of Acquiror Common Stock which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section
1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

             (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate or indemnification agreement referred to in Section 1.9 below. Subject to applicable law, following surrender of any such Certificate or indemnification agreement referred to in Section 1.9 below, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

             (d) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than the Escrow Agent or the name in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

             (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, none of the Shareholders' Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8 No Further Ownership Rights in Target Capital Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital


                                       5.

Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Shareholders' Agent shall request that the Acquiror issue (and the Acquiror hereby agrees to issue) in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash in lieu of fractional shares as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnification agreement (in form and substance satisfactory to the Surviving Corporation) against any claim that may be made against Acquiror, the Surviving Corporation or the Shareholders' Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Code section 368.

         1.11 Exemption from Registration. The shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof.

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror and Merger Sub as follows:


                                       6.

         2.1 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2 Capital Structure. The authorized capital stock of Target consists of 5,000,000 shares of Common Stock and 487,500 shares of Preferred Stock, of which there were issued and outstanding as of the close of business on September 30, 1996, 1,000,000 shares of Common Stock and 487,500 shares of Series A Preferred Stock (the "Series A Preferred") that are convertible into 487,500 shares of Common Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after September 30, 1996 other than pursuant to the exercise of options outstanding as of such date under the Target Stock Option Plan. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on September 30, 1996, Target has reserved (i) 1,000,000 shares of Common Stock for issuance to employees, officers, directors and consultants pursuant to the Target Stock Option Plan, of which no shares have been issued pursuant to option exercises or direct stock purchases, 95,000 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. Since September 30, 1996, Target has not (i) issued or granted additional options under the Target Stock Option Plan or (ii) granted additional warrants or options (other than Target's options) to acquire Target Capital Stock. Except for (i) the rights created pursuant to this Agreement, (ii) the rights of holders of outstanding options granted pursuant to the Target Stock Option Plan to exercise all of their options for fully vested shares of Target Common Stock by reason of the Merger and (iii) options and warrants referred to in this Section 2.2, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders and (ii) to


                                       7.

Target's knowledge, between or among any of Target's shareholders, except for the shareholders delivering Irrevocable Proxies (as defined below). The terms of the Target Stock Option Plan provide for the acceleration of the exercise schedule and vesting provisions in effect for options and also permit the assumption of such immediately exercisable options to purchase fully vested shares of Target Common Stock or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, or the Target shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan shall be provided to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror. All outstanding Target Capital Stock was issued in compliance with all applicable federal and state securities laws.

         2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.


                                       8.

         2.4 Financial Statements. Target has delivered to Acquiror its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis for the portion of the calendar year ended September 26, 1996 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of Target as of the date, and for the period, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.5 Absence of Certain Changes. Since September 26, 1996, (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target;
(ii) any acquisition, sale or transfer of any material asset of Target other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors or employees or (viii) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

         2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended September 26, 1996 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement and the consummation of this transactions contemplated by this Agreement.


                                       9.

         2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Schedule.

         2.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

         2.9 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

         2.10 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of their businesses are in all material respects in good operating condition and repair. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10 identifies each parcel of real property owned or leased by Target.

                                       10.

         2.11 Intellectual Property.

              (a) Target owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the business of Target as currently conducted or as proposed to be conducted by Target, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Target.

              (b) Schedule 2.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business.

              (c) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target, or any Intellectual Property right of any third party to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales invoices arising in the ordinary course of business.

              (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

              (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and


                                       11.

(ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacturing, marketing, licensing or sale of its product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, where such infringement would have a Material Adverse Effect on Target.

              (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law, the absence of which would have a Material Adverse Effect on Target.

              (g) All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"), owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

         2.12 Environmental Matters.

              (a) The following terms shall be defined as follows:

                  (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                  (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                  (iii) "Property" shall mean all real property leased or owned by Target either currently or in the past.

                  (iv) "Facilities" shall mean all buildings and improvements on the Property of Target.


                                       12.

              (b) Target represents and warrants as follows: (i) to Target's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to Target's knowledge, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) Target has received no notice (written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety laws; (iv) no notices, administrative actions or suits are pending, or, to Target's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Target's knowledge, Target is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Target's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Target's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) Target has not deposited, stored, disposed of or located polychlorinated biphenyls (PCB) on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million;
(ix) to Target's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) to Target's knowledge, the Facilities and Target's uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Target has all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

         2.13 Taxes. Target has timely filed all Tax Returns required to be filed. All such Tax Returns were correct and complete in all respects. All Taxes owed by Target (whether or not shown on any Tax Return) have been paid. Target is not the beneficiary of any extension of time within which to file any Tax Return. The Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to the period covered thereby and Target has not and will not incur any Tax liability in excess of the amount reflected on the Financial Statements with respect to such period, and (ii) properly accrue in accordance with generally accepted accounting principles all liabilities for Taxes payable after September 6, 1996 with respect to all transactions and events occurring on or prior to such date. No material Tax liability since September 6, 1996 has been incurred by Target other than in the ordinary course of business and adequate provision has been made in the Financial Statements for all Taxes since that date in accordance with generally accepted accounting principles on at least a quarterly basis. Target has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. No notice of deficiency or similar document of any Tax Authority has been received by Target and there are no liabilities for Taxes with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. Target does not expect any Tax Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is (i) no claim for Taxes that is a lien against the property of Target other than


                                       13.

liens for Taxes not yet due and payable, (ii) Target has received no notification of any audit of any Tax Return of Target being conducted, pending or threatened by a Tax authority, (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes granted by Target and currently in effect, and (iv) no agreement, contract or arrangement to which Target is a party that may result in the payment of any material amount that would not be deductible by reason of Code sections 280G or 404. Target will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Code section 481 or 263A or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Target has not filed a consent under Code section 341(f) concerning collapsible corporations. Target has not been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(i)(A)(ii). Target is not a party to any tax sharing or tax allocation agreement nor does Target owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custody duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Target is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government applicable to it and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

         2.14 Employee Benefit Plans.

              (a) Schedule 2.14 lists, with respect to Target, and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Code section 414(b),
(c), (m) or (o), (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section


                                       14.

125) or dependent care (Code section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements,
(iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

              (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Code section 401(a) has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Target has also furnished Acquiror with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code section 401(a).

              (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Code section 4975, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any ERISA Affiliate is subject to any liability or penalty under Code sections 4976 through 4980 or Title I of ERISA with respect to any of the Target Employee


                                       15.

Plans; (v) all material contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Code section 412. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(l) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

              (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

              (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider (other than the acceleration of the exercise or vesting schedule applicable to options granted under the Target Stock Option Plan and outstanding at the Effective Time).

              (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or any ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.


                                       16.

         2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits (other than the acceleration of the exercise or vesting schedule applicable to options granted under the Target Stock Option Plan and outstanding at the Effective
Time).

         2.16 Employee Matters. To Target's knowledge, Target is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target. Target is not a party to any collective bargaining agreement or other labor unions contract nor does Target know of any activities or proceedings of any labor union or organize any such employees. In addition, Target has provided all employees, with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with Target.

         2.17 Interested Party Transactions. Target is not indebted to any director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target.

         2.18 Insurance. Target has no insurance policies or bonds of the type carried by persons conducting businesses or owning assets similar to those of Target.

         2.19 Compliance With Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

         2.20 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target through the date of this


                                       17.

Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.21 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target. All the material contracts and agreements (as such terms are defined in Regulation S-K promulgated under the Act) to which Target is a party are listed in Schedule 2.21 hereto.

         2.22 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.23 Registration Statement; Proxy Statement/Prospectus on Form S-1. The information supplied by Target for inclusion in any registration statement on Form S-1 (or such other or successor form as shall be appropriate) pursuant to which the shares of Acquiror Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Target for inclusion in the Consent Solicitation to be sent to the shareholders of Target shall not, on the date the Consent Solicitation is mailed to Target's shareholders, and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies which has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

         2.24 Affiliate and Shareholder Agreement; Irrevocable Proxies. As of the Closing Date, sixty-six and two-thirds percent (66 2/3%) of the persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act and holders of all shares of Target Capital Stock issued and outstanding, have agreed in writing to vote for approval of the Merger pursuant to shareholder agreements attached hereto as Exhibit B ("Affiliate and Shareholder Agreements"), and pursuant to Irrevocable Proxies attached hereto as Exhibit C ("Irrevocable Proxies").


                                       18.

         2.25 Vote Required. The affirmative vote of the holders of a majority of the shares of Target's Common Stock and Preferred Stock voting as separate classes outstanding is the only vote of the holders of any of Target's Capital Stock necessary under California law to approve this Agreement and the transactions contemplated hereby.

         2.26 Board Approval. The Board of Directors of Target has unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and the Merger.

         2.27 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since September 6, 1996, Target has continued to consume inventories in a normal and customary manner consistent with past practices. Target has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.


                                       19.

         2.28 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable, if any, shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances, if any, disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of any receivables.

         2.29 Customers and Suppliers. As of the date hereof, Target has no customers. No supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after January 1, 1996 decreased materially its services or supplies to Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any supplier of Target.

         2.30 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement or any written statement furnished to Acquiror pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that (a) for purposes of this representation, any document attached hereto and any document specifically referenced in the Target Disclosure Schedule as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Acquiror in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Acquiror with respect to such inconsistent or additional information, and (b) it is understood that the financial projections delivered by Target represent only Target's best estimate under the circumstances of what it reasonably believes (although it is not aware of any fact or information that would lead it to believe that such projections are misleading in any material respect) and are based upon assumptions set forth in such projections that Target believes were reasonable as of the time such projections were made. Target does not make any other representation or warranty regarding such projections or Target's possible or anticipated operating performance other than as set forth in this Section 2.30.

         2.31 Liabilities Assumed. The financial liabilities of Target (exclusive of those arising in connection with the agreements noted in the following sentence) do not exceed $35,000 plus the amount of cash on hand at the Closing Date. The only liabilities


                                       20.

to be assumed by Merger Sub are the liabilities noted in the preceding sentence and liabilities noted in Schedule 2.31.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

              Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub represent and warrant to Target as follows:

              3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of Merger Sub and all such shares are duly authorized, validly issued, fully paid and nonassessable.

              3.2 Capital Structure. The authorized capital stock of Acquiror consists of 30,000,000 shares of Common Stock, $.001 par value, and 5,000,000 Shares of Preferred Stock, $.001 par value, of which there were issued and outstanding as of the close of business on September 30, 1996, 9,400,000 shares of Common Stock on a fully diluted basis and no shares of Preferred Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, no par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

              3.3 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement


                                       21.

has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or Merger Sub as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.2, (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date if deemed necessary by Acquiror, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares and the filing of registration forms on Forms S-1 and S-8 with the SEC, as appropriate, with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or delay any of the transactions contemplated by this Agreement.

         3.4 SEC Documents; Financial Statements. Acquiror has made available to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since June 20, 1996, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and


                                       22.

Acquiror is not in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

         3.5 Absence of Certain Changes. Since June 30, 1996 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock; (v) any material contract entered into by Acquiror, other than in the ordinary course of business and as provided to Target, or any material amendment or termination of, or default under, any material contract to which Acquiror is a party or by which it is bound; (vi) any amendment or change to Acquiror's Articles of Incorporation or Bylaws; or (vii) any negotiation or agreement by Acquiror to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).


                                       23.

                  3.6 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Acquiror's Quarterly Report on Form 10-Q for the period ended June 30, 1996 (the "Acquiror Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

                  3.7 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.8 Registration Statement. The information supplied by Acquiror and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror for inclusion in the general solicitation of written consents of Target's Shareholders to obtain their votes in favor of the Merger (the "Consent Solicitation") shall not, on the date the Consent Solicitation is first mailed to Target's shareholders, and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for Target's Shareholders which has become false or misleading. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

                  3.9 Representations Complete. None of the representations or warranties made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, or the Acquiror SEC Documents, or any written statement furnished to Target pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and any document specifically referenced in the Acquiror

                                       24.

Disclosure Schedule as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Target in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Target with respect to such inconsistent or additional information.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject (i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes of Target, to Acquiror's consent to the form of Tax Returns), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with suppliers, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of (x) any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect and (y) any material change in its capitalization as set forth in Sections 2.2 and 3.2, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Target Disclosure Schedule or the Acquiror Disclosure Schedule, neither Target nor Acquiror, respectively, shall do, cause or permit any of the following, without the prior written consent of the other:

              (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

              (b) Dividends; Changes in Capital Stock. Except as set forth in the Acquiror Disclosure Schedule, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;


                                       25.

              (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans (other than to accelerate on account of this Merger the exercise or vesting schedule applicable to all options granted under the Target Stock Option Plan and outstanding as of the Effective Time).

              (d) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

         4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Target Disclosure Schedule, Target shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

              (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

              (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

              (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

              (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

              (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;


                                       26.

              (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (g) Leases. Enter into any operating lease in excess of $10,000;

              (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $20,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

              (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

              (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

              (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

              (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new officer level employee, pay any special bonus or special remuneration to any employee or director (except payments made pursuant to written agreements outstanding on the date hereof), or increase the salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

              (m) Severance Arrangements. Grant any severance or termination pay
(i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

              (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

              (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other

                                       27.

manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

              (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

              (q) Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

              (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

              (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

         4.3 No Negotiation or Solicitation. Target and the officers, directors, employees or other agents of Target will not, directly or indirectly,
(a) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (b) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or for access to the properties, books or records of Target by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or the acquisition of any significant equity interest in, or a


                                       28.

significant portion of the assets of, Target, other than the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Consent Solicitation. As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, the Consent Solicitation for the shareholders of Target to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. The Consent Solicitation shall constitute a disclosure document for the offer and issuance of the shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Target shall use reasonable commercial efforts to cause the Consent Solicitation to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Consent Solicitation, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Consent Solicitation. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Consent Solicitation in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Consent Solicitation shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target; provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a superior proposal has been made and, upon written advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law. Anything to the contrary contained herein notwithstanding, Target shall not include in the Consent Solicitation any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

         5.2 Stockholders Consents/Proxies. Target shall use its best efforts, promptly after the date hereof, to take all action necessary in accordance with California law, its Articles of Incorporation and Bylaws and otherwise to obtain the written consents of its Shareholders in favor of the Merger that are distributed in the Consent Solicitation. Target shall use its best efforts to solicit from shareholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.


                                      29.

         5.3 Access to Information.

             (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

              (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

              (c) Each party hereto agrees to notify the other parties hereto in writing prior to the Closing if it has information or knowledge prior to the Closing of any breach of any representation or warranty of the other parties. Any breach of any representation or warranty by a party under this Agreement which is actually known by the other party prior to the Closing shall automatically be deemed to have been waived for all purposes by the party with such knowledge if such party elects to proceed with the Closing; provided, that, each party retains all of its legal rights absent such election to proceed with the Closing.

         5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated as of September 30, 1996 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

         5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.


                                       30.

         5.6 Consents; Cooperation. Each of Acquiror and Target shall promptly apply for or otherwise seek, and use reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise.


         5.7 Affiliate and Shareholder Agreements. Schedule 5.7 sets forth those persons who are, in Target's reasonable judgment, "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. Target shall use its best efforts to deliver or cause to be delivered to Acquiror, on or before the Effective Time) from each of the Affiliates of Target, an executed Affiliate and Shareholder Agreement in the form attached hereto as Exhibit B. Acquiror and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by such affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock, consistent with the terms of such Affiliate and Shareholder Agreement.

         5.8 Irrevocable Proxies. Target shall use its best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause holders of all shares of Target Capital Stock issued and outstanding to execute and deliver to Acquiror an Irrevocable Proxy substantially in the form of Exhibit C attached hereto concurrently with the execution and delivery of written consents that are obtained pursuant to the Consent Solicitation.

         5.9 FIRPTA. Target shall, prior to the Closing Date, provide Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, substantially in the form of Exhibit D attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Code section 897(c), for purposes of satisfying Acquiror's obligations under Treasury Regulation section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2) and substantially in the form of Exhibit D attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

         5.10 Legal Requirements. Each of Acquiror, Merger Sub and Target will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and

                                       31.

will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.11 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

         5.12 Employee Benefit Plans. At the Effective Time, the Target Stock Option Plan and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plan, whether vested or unvested, will be assumed by Acquiror. Schedule 5.12 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plan including the number of shares of Target Common Stock subject to each such option, the exercise or vesting schedule (which schedule will accelerate by reason of the Merger), the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Schedule 5.12 hereto current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Target Stock Option Plan and the documents governing the outstanding options under such Plans, the Merger will not terminate any of the outstanding options under the Target Stock Option Plan but will accelerate the exercise or vesting schedule applicable to such options. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Code section 422 to the extent such options qualified as incentive stock options prior to the Effective Time. Within 10 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.


                                       32.

         5.13 Escrow Agreement. On or before the Effective Time, the Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit E ("Escrow Agreement").

         5.14 Registration Rights. Subject to the provisions of the Declaration of Registration Rights in substantially the form attached hereto as Exhibit F, Acquiror agrees to file with the SEC, no later than 45 days after the Closing, a registration statement or statements on such Form or Forms as it deems appropriate covering the shares of Acquiror Common Stock issuable pursuant to this Agreement (including for shares issued upon the exercise of outstanding options under the Target Stock Option Plan assumed by Acquiror). Target shall cooperate with and assist Acquiror in the preparation of any such registration statements.

         5.15 Shareholder Agreements. Target will use its best efforts to cause all Target shareholders to execute and deliver to Acquiror an Affiliate and Shareholder Agreement attached as Exhibit B.

         5.16 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option plan assumed by Acquiror.

         5.17 Employee. Acquiror will make an offer to Edward A. McDonald to enter into an Employment and Non-Competition Agreement substantially in the form attached hereto as Exhibit I. Target shall cooperate with Acquiror to assist Acquiror in employing Edward A. McDonald.

         5.18 Reorganization. Acquiror and Target shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Code section 368(a).

         5.19 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that any out-of-pocket fees or expenses incurred by Target, to the extent that they exceed the amount specified in Section 2.31, shall be an obligation of Target's shareholders and be paid from the Escrow Fund.

         5.20 Intentionally Omitted.

         5.21 Reasonable Commercial Efforts and Further Assurances. Each of the parties to this Agreement shall use reasonable commercial efforts to effectuate the transactions


                                       33.

contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. In addition, Target shall use its best efforts to effect the transfer of its technology to Surviving Corporation as soon as possible following the Closing.

         5.22 Purchase Price Adjustment. In the event that the Adjustment Date Value (as defined below) for shares of Acquiror Common Stock is less than the Adjustment Threshold Price (as defined below), Acquiror shall issue additional shares of Acquiror Common Stock to Target's shareholders. The number of shares to be issued pursuant to this Section 5.22 (the "Additional Shares") shall be determined in accordance with the following formula: A = ((B - C) divided by C) x D, where A equals the Additional Shares, B equals the Adjustment
Threshold Price, C equals the Adjustment Date Value and D equals the total number of shares issuable pursuant to Section 1.6(a); provided, however, that in no event shall the number of Additional Shares exceed the number of shares of Acquiror Common Stock issued pursuant to Section 1.6(a). Additional Shares shall be issued to Target's shareholders in the same proportion (i.e., pro rata based on the percentage of Target Capital Stock owned by each such shareholder relative to all issued and outstanding shares of Target Capital Stock) that Target's shareholders are entitled to receive shares of Acquiror Common Stock pursuant to Section 1.6(a) and shall be delivered to Target's shareholders promptly after the earlier to occur of (i) the third anniversary of the Effective Time or (ii) the date 5 business days after a new registration statement for such shares (on a form to be determined by Acquiror) is declared effective by the SEC (which registration statement shall be filed by Acquiror with the SEC no later than 30 days after a determination has been made that Additional Shares are to be issued). The Shareholders' Agent shall notify Target's shareholders if Additional Shares are to be issued pursuant to this
Section 5.22 and of the details of such issuance. The Adjustment Date Value is the closing price of Acquiror Common Stock, as reported by the National Association of Securities Dealers through the Nasdaq National Market System on the Trading Day immediately preceding the Adjustment Date (as defined below). The Adjustment Threshold Price is an amount equal to 80 percent of the Closing Price per share. The Adjustment Date is the earlier to occur of (i) the third anniversary of the Effective Time or (ii) the date 5 business days after the date the initial registration statement filed on Form S-1 by Acquiror with respect to the Acquiror Common Stock issuable pursuant to Section 1.6(a) is declared effective by the SEC.


                                       34.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

              (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Target Common Stock and Target Preferred Stock.

              (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on such party. Nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

              (c) Governmental Approval. Acquiror, Target and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws, and other than filings and approvals relating to the Merger or affecting Acquiror's ownership of Target or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect to either party.

              (d) Escrow Agreement. Acquiror, Target, Escrow Agent and the Shareholder's Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.

         6.2 Tax Opinion. Target shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of Code section 368(a), which opinion shall be in form and substance reasonably satisfactory to

                                       35.

Target. In rendering such opinion, Target's counsel shall be entitled to rely upon representations of Acquiror, Merger Sub and Target and certain shareholders of Target.

         6.3 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

             (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

             (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                 (i) all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects); and

                 (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

             (c) Corporate Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form of Exhibit G hereto.

         6.4 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

             (a) Representations, Warranties and Covenants. (i) Except as disclosed in Schedule 6.4(a), the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and


                                       36.

warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

             (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                 (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects); and

                 (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

             (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 6.4(c) hereto.

             (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

             (e) Corporate Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form of Exhibit H.

             (f) No Material Adverse Changes. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of Target, taken as a whole.

             (g) Affiliate and Shareholder Agreements. Acquiror shall have received from each of the Affiliates of Target an executed Affiliate and Shareholder Agreement in substantially the form attached hereto as Exhibit B.


                                       37.

             (h) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit D attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Code section 897(c), for purposes of satisfying Acquiror's obligations under Treasury Regulation section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2) and substantially in the form of Exhibit D attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

             (i) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

             (j) Employment and Non-Competition Agreement. Edward A. McDonald shall have accepted employment with Acquiror and shall have entered into an Employment and Non-Competition Agreement substantially in the form attached hereto as Exhibit I.

             (k) Expense Statement. Acquiror shall have received from Target a statement of all out-of-pocket expenses incurred by Target which are subject to the limitation described in Section 5.19 hereto.

             (i) Transfer of Intellectual Property. Target shall have delivered to Acquiror evidence satisfactory to Acquiror that all patents applications noted in Schedule 6.4(a) have been assigned to Target.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

             (a) by mutual consent of the Board of Directors of Acquiror and Target;


             (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before October 16, 1996 (or such later date as may be agreed upon in writing by the parties hereto);


                                       38.

             (c) by Acquiror (provided Acquiror is not otherwise in breach), if
(i) Target shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten business days of receipt by Target of written notice of such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) at least 66 2/3% of holders of Target Capital Stock have not voted in favor of the Merger by October 16, 1996; provided, however, that if such vote shall not have occurred by such date because either of the conditions set forth in Sections 6.1(c) (other than the consent to be obtained by Acquiror from Volpe, Welty & Company) shall not have been met, such date shall be extended to October 31, 1996;

             (d) by Target (provided Target is not otherwise in breach), if Acquiror shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten days following receipt by Acquiror of written notice of such breach; or

             (e) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof or by written consent.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section
7.2 shall remain in full force and effect and survive any termination of this Agreement.

         7.3 Expenses and Termination Fees.

             (a) Subject to subsections (b), (c) and (d) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

             (b) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(c) or (ii) Acquiror shall terminate this Agreement pursuant to Section

                                       39.

7.1(e)(ii), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); provided, that Target's liability hereunder shall not exceed $20,000.

             (c) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d) Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

         7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Target Common Stock or Merger Sub Common Stock.

         7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Except as provided in Section 5.3(c), any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

         8.1 Escrow Fund. As soon as practicable after the Effective Time, shares of Acquiror Common Stock with an aggregate value of $100,000 as of the Closing Date (based on the Closing Price) together with 7.14% of the total number of shares of Acquiror Common Stock issued to Target's Shareholders pursuant to Sections 5.22 (the "Escrow Shares") shall be registered in the name of, and be deposited with, U.S. Trust Company of California, N.A. (or other institution selected by Acquiror and reasonably acceptable to the Shareholders' Agent) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto


                                       40.

Exhibit E. The Escrow Fund shall be available to compensate Acquiror pursuant to the indemnification obligations of the shareholders of Target.

         8.2 Indemnification.

             (a) Subject to the limitations set forth in this Article VIII and the occurrence of the Closing, the shareholders of Target severally, but not jointly and severally, will indemnify and hold harmless Acquiror and the Surviving Corporation and their respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Acquiror Related Indemnified Person" and collectively as "Acquiror Related Indemnified Persons") from and against such shareholder's proportionate share of any and all losses, costs, damages, liabilities, Taxes and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefit received by Acquiror or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by Acquiror or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Acquiror Related Damages"), arising out of (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement and (ii) any claim by any person that the Merger does not qualify as a reorganization under the provisions of Sections 368(a)(2)(A) and 368(a)(2)(D). Acquiror and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Acquiror Related Damages they may suffer.

             (b) Nothing in this Agreement shall limit the liability (i) of Target for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Target shareholder in connection with any breach by such shareholder of the Affiliate and Shareholder Agreement, Irrevocable Proxy or continuity of interest certificate(s) delivered in connection with the tax opinion to be rendered pursuant to Section 6.2(g). Resort to the Escrow Fund shall be the exclusive remedy of each Acquiror Related Person for any such breaches and misrepresentations noted in Section 8.2(a)(i) following the Effective Time of the Merger. The Escrow Fund may be used for Acquiror Related Damages that result pursuant to Section 8.2(a)(ii) but shall not be the exclusive remedy of each Acquiror Related Person.

             (c) Subject to the occurrence of the Closing, Acquiror will indemnify and hold harmless Target's shareholders (hereinafter referred to individually as a "Target Related Indemnified Person" and collectively as "Target Related Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal


                                       41.

fees, net of any recoveries under existing insurance policies, tax benefit received by any Target Related Indemnified Person or their affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by any Target Related Indemnified Person or their affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Target Related Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquiror or Merger Sub in this Agreement, the Acquiror Disclosure Schedules or any exhibit or schedule to this Agreement. Target Related Indemnified Persons and their affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Target Related Damages they may suffer. Notwithstanding anything to the contrary in this Agreement, none of the Target Related Indemnified Persons shall be entitled to any reimbursement for Target Related Damages to the extent any such Target Related Damages exceed in the aggregate the value of the Acquiror's Common Stock in the Escrow Fund (as such value is determined pursuant to Section 8.5(b)). All claims made hereunder shall be made by the Shareholders' Agent on behalf of the Target Related Indemnified Persons and any payments to such Target Related Persons shall be made to the Shareholders' Agent provided that no indemnification payments shall be due unless the aggregate amount of Target Related Damages exceeds $5,000 and, in each instance, unless the Shareholders' Agent delivers to Acquiror a certificate to such effect that also provides reasonable detail of the individual items of Target Related Damages included in the claim being made.

         8.3 Damage Threshold. Notwithstanding Section 8.2, Acquiror may not receive any shares from the Escrow Fund with respect to the indemnification obligations of the shareholders of Target set forth in Section 8.2(a) unless and until an Officer's Certificate or Certificates (as defined in Section 8.5 below) satisfying the requirements of Section 8.5(a)(ii) and identifying Acquiror Related Damages has been delivered to the Escrow Agent as provided in Section
8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive shares equal in value to the full amount of the Acquiror Related Damages (such shares to be valued at the price set forth in Section 8.5(b)). Acquiror shall not make a request for reimbursement from any shares from the Escrow Fund, nor shall Acquiror be entitled to indemnification with respect to the foregoing indemnification obligations, until the amount of Acquiror Related Damages incurred exceeds $5,000, as determined by Acquiror.

         8.4 Escrow Period. The Escrow Period shall terminate with respect to all of the Escrow Shares upon the expiration of six months from the Effective Time; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in
Section 8.7 hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to

                                       42.

expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

         8.5 Claims upon Escrow Fund.

             (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"):

                 (i) stating that, with respect to the indemnification obligations of the shareholders of Target set forth in Section 8.2(a), Acquiror Related Damages exist, and

                 (ii) specifying in reasonable detail the individual
             items of such Acquiror Related Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article VIII, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Acquiror Related Damages.

             (b) For the purpose of compensating Acquiror for its Acquiror Related Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the lower of the Closing Price or the Adjustment Date Value.

         8.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section 8.8 below) and for a period of forty-five (45) days after such delivery, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section
8.5 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.5 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five (45) day period.


                                       43.

         8.7 Resolution of Conflicts; Arbitration.

             (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

             (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

             (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Orange County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target shareholders for whom shares of Target Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non- Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.


                                       44.

         8.8 Shareholders' Agent.

             (a) Edward A. McDonald shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Target shareholders to (i) give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing and (ii) give and receive notice and take all other actions necessary or desirable to receive and distribute shares of Acquiror Common Stock for the benefit of Target's Shareholders as set forth in, or pursuant to, this Agreement. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for services rendered. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target shareholders.

             (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

             (c) The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         8.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.


                                       45.

         8.10 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent shall be entitled, at such Shareholders' Agent's expense, to control the defense of any such claim provided that such Shareholders' Agent defends such claim with counsel reasonably satisfactory to Acquiror. Shareholders' Agent shall have the right to settle any such claim; provided, however, that Shareholders' Agent may not affect the settlement of any such claim without the consent of Acquiror, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement to the extent that it exceeds the $5,000 "basket" referred to in Section 8.3.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.7 (Affiliate and Shareholder Agreement), 5.9 (FIRPTA), 5.12 (Employee Benefit Plans), 5.14 (Form S-8), 5.15 (Shareholder Agreements), 5.18 (Reorganization), 5.21 (Reasonable Commercial Efforts and Further Assurances),
5.22 (Purchase Price Adjustment), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), Article VIII and this Article IX shall survive the Effective Time. Notwithstanding the foregoing, Acquiror's obligations under Section 8.2(c) shall only survive six months after the Effective Time.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Acquiror or Merger Sub, to:

                                    CardioVascular Dynamics, Inc.
                                    13900 Alton Parkway, Suite 122
                                    Irvine, CA  92618
                                    Attention:  Michael Henson
                                    Fax:  (714) 581-4761
                                    Tel:  (714) 457-9546


                                       46.

                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    Two Embarcadero Place
                                    2200 Geng Road
                                    Palo Alto, CA 94303
                                    Attention:  Edward Leonard
                                    Fax:  (415) 496-2885
                                    Tel:  (415) 424-0160

                           (b)      if to Target, to:

                                    Intraluminal Devices, Inc.
                                    38 Nighthawk
                                    Irvine, CA 92604
                                    Attention:  Edward McDonald
                                    Fax:  (714) 262-9322
                                    Tel:  (714) 262-9322

                                    with a copy to:

                                    Higham, McConnell & Dunning
                                    28202 Cabot Road, Suite 450
                                    Laguna Niguel, CA 92677
                                    Attention:  Scott McConnell
                                    Fax:  (714) 365-5522
                                    Tel:  (714) 365-5515

         9.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 2, 1996. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the

                                       47.

financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

         In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(d) and (f), 1.7-1.9, 5.12, 5.14 and 5.22 and Articles VII and VIII; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Orange County, State of California, in connection with


                                       48.

any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                  9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  9.10 Attorneys' Fees. Except as set forth in this Agreement, or the other documents executed in connection therewith, in the event of any litigation between the parties hereto, the prevailing party or parties shall be entitled to payment of their fees and expenses of its or their attorneys.


                                       49.

                  IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                           INTRALUMINAL DEVICES, INC.



                           By:      /s/ Edward A. McDonald
                                -----------------------------------

                           CARDIOVASCULAR DYNAMICS, INC.



                           By:      /s/ Michael R. Henson
                                -----------------------------------

                           IDI ACQUISITION CORPORATION



                            By:      /s/ Dana P. Nickell
                                -----------------------------------

                                       50.

                                  SCHEDULE 2.10

                           INTRALUMINAL DEVICES, INC.
                                  REAL PROPERTY


1.       Intraluminal Devices, Inc. has no real property.

                                  SCHEDULE 2.11

                           INTRALUMINAL DEVICES, INC.
                              INTELLECTUAL PROPERTY


1.       Ultrasonic U.S. Patent No. 5,306,294 "Stent Construction and Placement
         Methods"

2. Ultrasonic U.S. Patent No. 5,366,473 "Method and Apparatus for Applying Vascular Grafts"

3.       Ultrasonic U.S. Patent No. 5,411,551 "Stent Assembly with Sensor"

4.       Ultrasonic U.S. Patent Application No. 128345 "Vascular Graft Bypass
         Apparatus"

5. Ultrasonic U.S. Patent Application No. 305060 "Expandable Graft Assembly and Method of Use"

6. IDI Patent Application Docket No. 9410.01 "Bifurcated Intraluminal Graft for Repair of Aneurysm"

7. IDI Patent Application Docket No. 9410.02 "Expandable Intraluminal Stent with Overlapping Layers and Porous Slot Pattern" (in process - not filed)

8. License Agreement dated June 16, 1995 between Intraluminal Devices, Inc. and Ultrasonic Sensing and Monitoring Systems.

9. Sub-license Agreement dated July 1995 between Intraluminal Devices, Inc. and MicroTherapeutics, Inc.

                                  SCHEDULE 2.14

                           INTRALUMINAL DEVICES, INC.
                             EMPLOYEE BENEFIT PLANS


         1. Intraluminal Devices, Inc. 1995 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, under which options to purchase an aggregate of 95,000 shares of common stock are outstanding.

                                  SCHEDULE 2.21

                           INTRALUMINAL DEVICES, INC.
                        MATERIAL CONTRACTS AND AGREEMENTS


1. Confidentiality agreements in favor of Intraluminal Devices, Inc. have been signed by the following individuals or entities. These agreements have varying expiration dates.

        -      CardioVascular Dynamics         -      Annette Klassen
        -      Bio-Vascular, Inc.              -      Robert Rosenbluth
        -      Interventional Products Corp.   -      Novel Biomedical
        -      Victor White International      -      Dick Allen
        -      M.H.D. Technologies             -      Vaughn Whalen
        -      Brentwood Associates            -      John Stevens
        -      Crosspoint Ventures             -      Charles Semba, M.D.
        -      James Benenati, M.D.            -      Barry Katzen, M.D.
        -      Jay Lenker, Ph.D.               -      Hal Heitzmann, Ph.D.
        -      Mayfield Fund                   -      Douglas Hansmann, Ph.D.
        -      Tech-Etch, Inc.                 -      John Gehrich, Ph.D.
        -      Bart Dolmatch, M.D.             -      Rodney Brenneman
        -      Ulrich Blum, M.D.               -      Edward McDonald
        -      Robert Booty


2. IDI has a signed license agreement with Ultrasonic Sensing and Monitoring Systems for rights to certain patents referenced in Schedule 2.11.

3. IDI has a signed sub-license agreement with MicroTherapeutics, Inc. for rights associates with certain Ultrasonic Sensing and Monitoring System patents referenced in Schedule 2.11.

4.       IDI has a signed agreement with the Law firm Higham, McConnell &
         Dunning.

5. IDI has a signed agreement with the Law firm of Stradling, Yocca Carlson and Rauth.

6.       IDI has a signed agreement with the Patent Attorney firm of Joseph
         Breimayer.

7. IDI has a signed agreement with the Patent Attorney firm of Knobbe, Martens, Olson and Bear.

8.       IDI has a technology development agreement signed by Robert Rosenbluth.

9.       IDI has a technology development agreement signed by Rodney Brenneman.

10.      IDI has a "Finders" agreement with Victor White Agency.

11.      IDI has a Medical Advisory Board Agreement with Ulrich Blum, M.D.

12.      IDI has a Medical Advisory Board Agreement with Thomas Winston, M.D.

13. Nonqualified Stock Option Agreements between IDI and each of Thomas Winston, M.D. and Dick Allen.

14.      Incentive Stock Option Agreement between IDI and Edward A. McDonald.

15.      Shareholders Agreement among IDI and its founders.

16. Letter agreements between IDI and each of its "Seed" investors executed at the time of funding the "Seed" investment.

17. Letter agreements between IDI and each of its "Seed" investors concerning the conversion of the "Seed" investment into Series A Preferred Stock.

                                  SCHEDULE 2.31

                           INTRALUMINAL DEVICES, INC.
                               ASSUMED LIABILITIES



1. Robert Rosenbluth claims that he has some residual expenses associated with the period of time he was consulting with IDI which will not exceed $3,000 in aggregate. To date, he has not submitted any claim for these expenses.

                                  SCHEDULE 5.7
                           INTRALUMINAL DEVICES, INC.
                                   AFFILIATES


1. IDI's officers, directors and principal shareholders may be deemed to be affiliates of IDI.

                                  SCHEDULE 5.12

                           INTRALUMINAL DEVICES, INC.
                         HOLDERS OF OUTSTANDING OPTIONS



    NAME               OPTION      SHARES                   ORIGINAL VESTING SCHEDULE            GRANT DATE           TERM
                                                                                              (EXERCISE PRICE
                                                                                                  PER SHARE)
Edward McDonald          ISO       75,000       50,000 Shares on August 9th, 1996,                 8/9/96           Six years
                                                thereafter 12,500 Shares on each of                                 minus one day
                                                August 31, 1996 and September 30,                                   from date of
                                                1996                                               ($0.05)          grant.

Dick Allen              NQSO       10,000       1250 Shares on May 2, 1996, thereafter            11/02/95          Six years
                                                208.33 Shares per month commencing                                  minus one day
                                                June 2, 1966, until fully vested as of                              from date of
                                                November 2, 2000 when 222 Shares                   ($0.05)          grant.
                                                Vest

Thomas Winston, MD      NQSO       10,000       1,666 Shares on March 11, 1997 and                 9/11/96          Six years
                                                thereafter 277.8 Shares per month                                   minus one day
                                                commencing April 11, 1997 and                                       from date of
                                                continuing until fully vested as of                ($0.10)          grant.
                                                September 11, 2000

                                 SCHEDULE 6.4(a)

                           INTRALUMINAL DEVICES, INC.
                               DISCLOSURE SCHEDULE


DISCLOSURE ITEMS ARE NOTED BELOW WITH RESPECT TO A PARTICULAR SECTION OF THE AGREEMENT AND PLAN OF REORGANIZATION FOR CONVENIENCE ONLY, AND MAY BE APPLICABLE TO OTHER SECTIONS AS WELL; PROVIDED HOWEVER THAT THE FOLLOWING SHALL NOT BE DEEMED TO MODIFY THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 2.31 NOTWITHSTANDING THE OPERATION OF SECTION 5.3(c).

1.       SECTION 2.11(c) (INTELLECTUAL PROPERTY)
                  a. IDI has indemnification obligations under the Sub-license Agreement dated July 1995 between IDI and MicroTherapeutics, Inc.

2.       SECTION 2.11(f) (INTELLECTUAL PROPERTY)
                  a. McDonald patent application (bifurcation application) has not yet been assigned
                  b. McDonald/Rosenbluth patent application (microporous application) has not been filed and has not yet been assigned

3.       SECTION 2.13 (TAXES)
                  a. IDI has filed timely tax returns with the exception of one late annual State Corporation tax payment which has been paid with penalty and one late monthly withholding payment which has been sent in but no penalty statement has been received.

4.       SECTION 2.17 (INTERESTED PARTY TRANSACTIONS)
                  a. Bruce Feuchter is Secretary of the Corporation and a business attorney for Stradling Yocca Carlson and Rauth. IDI owes money to Stradling Yocca Carlson and Rauth for services rendered.

5.       SECTION 2.2 (CAPITAL STRUCTURE)
                  a. IDI's outstanding Stock Option Agreements and Stock Option Plan are unclear as to the effect of the merger on outstanding stock options. The consummation of the merger may result in acceleration of the vesting of outstanding stock options.

6.       SECTION 2.22 (BROKERS' AND FINDERS' FEES)
                  a. IDI has a signed "finders" agreement with Victor White agency. Victor White Agency stated in one or two phone calls to IDI that it was representing the interest of a Mike Henson (no company name was given) with regard to interest in a stent company.

7.       SECTION 2.4 (FINANCIAL STATEMENTS)
                  a. IDI's accounting system consists solely of Quick-Books. Financial statements may or may not comply with generally accepted accounting principles.

8.       SECTION 2.5 (ABSENCE OF CERTAIN CHANGES)
                  a. On September 21, 1996, IDI's Articles of Incorporation were amended and restated.

9.       SECTION 2.6 (ABSENCE OF UNDISCLOSED LIABILITIES)
                  a. IDI owes money to Stradling, Yocca, Carlson & Rauth for services rendered
                  b. Robert Rosenbluth may have claims to un-reimbursed expenses
                  c. IDI has an ongoing relationship with Joe Breimayer (patent attorney) and incurs expenses on an ongoing basis. Breimayer is paid through 9/24/96
                  d. IDI has an ongoing relationship with Knobbe Martens Olson & Bear and incurs expenses on an ongoing basis. KMOB is paid through 9/17/96

10.      SECTION 2.8 (RESTRICTIONS ON BUSINESS ACTIVITIES)
                  a. IDI has issued an exclusive sub-license to Micro Therapeutics, Inc. for certain purposes, for all of the Ultrasonic Patents represented by the License Agreement between IDI and Ultrasonic Sensing and Monitoring Corp.

                                    EXHIBIT A


                              CERTIFICATE OF MERGER

                                     MERGING

                           INTRALUMINAL DEVICES, INC.

                                  WITH AND INTO

                           IDI ACQUISITION CORPORATION

                         -------------------------------

            Pursuant to Section 252 of the General Corporation Law of
                              the State of Delaware
                          -----------------------------


         IDI ACQUISITION CORPORATION, a Delaware corporation ("Merger Sub"), and INTRALUMINAL DEVICES, INC., a California corporation ("Target"), DO HEREBY CERTIFY AS FOLLOWS:

         FIRST: That Merger Sub was incorporated in Delaware on September 20, 1996, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Target was incorporated in California on February 8, 1995, pursuant to the California General Corporation Law (the "California Law").

         SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of September 30, 1996, among CardioVascular Dynamics, Inc., a Delaware corporation ("Acquiror"), Merger Sub and Target, setting forth the terms and conditions of the merger of Target with and into Merger Sub (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of Acquiror, Merger Sub and Target in accordance with Section 252 of the Delaware Law.

         THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be M(3) Corp.

         FOURTH: That pursuant to the Reorganization Agreement, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of IDI Acquisition Corporation.

         FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                           M(3) Corp.
                           38 Nighthawk
                           Irvine, California 92604

         SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Merger Sub or Target.

         SEVENTH: That the authorized capital stock of Target is five million four hundred eighty-seven thousand five hundred (5,487,500) shares, which consists of five million (5,000,000) shares of Common Stock and four hundred eighty-seven thousand five hundred (487,500) shares of Preferred Stock.

         EIGHTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, each of Merger Sub and Target has caused this Certificate of Merger to be executed in its corporate name this ___ day of October 1996.


                                       IDI ACQUISITION CORPORATION


                                       By:______________________________________
                                           President and Chief Executive Officer
ATTEST:


__________________________________
Secretary
                                       INTRALUMINAL DEVICES, INC.


                                       By:______________________________________
                                           President and Chief Executive Officer
ATTEST:


__________________________________
Secretary


                                       2.

                                    EXHIBIT B

                       AFFILIATE AND SHAREHOLDER AGREEMENT



         THIS AFFILIATE AND SHAREHOLDER AGREEMENT (the "Affiliate and Shareholder Agreement") is entered into as of the ___ day of _____________, 1996 between CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation ("Acquiror"), and the undersigned shareholder (the "Shareholder") of INTRALUMINAL DEVICES, INC., a California corporation ("Target").

                                    RECITALS

         A. Target, Acquiror and IDI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of October 2, 1996 (the "Reorganization Agreement"), pursuant to which Target will be merged with and into Merger Sub (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

         B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of Common Stock of Acquiror (the "Acquiror Common Stock").

         C. The parties to the Reorganization Agreement intend to adopt a plan of reorganization that will qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Affiliate and Shareholder Agreement, it is hereby agreed as follows:

            1. The undersigned Shareholder hereby agrees that:

               (a) The undersigned Shareholder has, and as of the Effective Time of the Merger will have, no present plan or intent (a "Plan") to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") of the shares of Acquiror Common Stock to be acquired by the undersigned Shareholder upon consummation of the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of the shares of outstanding Target Common Stock owned by the Shareholder immediately prior to the Merger. A sale of Acquiror Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Reorganization Agreement (a "Related Transaction"). In addition, shares of Target Capital Stock (as defined below) (i) exchanged for cash in lieu of fractional shares of Acquiror Common Stock and (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been shares of outstanding Target Common Stock that were exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Plan. If any of the undersigned Shareholder's representations in this subsection (b) ceases to be true at any time prior to the Effective Time of the Merger, the undersigned Shareholder shall deliver to each of Target and Acquiror, prior to the Effective Time of the Merger, a written statement to that effect. Except as otherwise set forth in Appendix A, the undersigned Shareholder has not engaged in a sale of any shares of Target Common Stock since July 1, 1996.

               The undersigned Shareholder is currently the owner of that number of shares of, or options to purchase, Target Common and Preferred Stock (the "Target Capital Stock") set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, (i) has held such Target Capital Stock at all times since ____________, and (ii) did not acquire any shares of Target Capital Stock in contemplation of the Merger. These securities constitute the undersigned's entire interest in the outstanding capital stock of Target. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such shares of Target Capital Stock or any portion of such shares of Target Capital Stock (except, with respect to shareholders which are partnerships, partners of such shareholders). The Undersigned's principal residence or place of business is set forth on the signature page hereto.

               The undersigned Shareholder shall pay its own expenses, if any, incurred in connection with the Merger. The undersigned Shareholder understands and acknowledges that Target, Acquiror and their respective shareholders, as well as legal counsel to Target and Acquiror, are entitled to rely on (i) the truth and accuracy of the undersigned Shareholder's representations contained herein and (ii) the undersigned Shareholder's performance of the obligations set forth herein.

         (b) Subject to paragraph (a) of this Section 1, the undersigned Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time either:

               (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;


                                       2.

               (ii) counsel representing the undersigned Shareholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

               (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

         (c) All certificates representing Acquiror Shares deliverable to a Shareholder (provided such Shareholder is deemed to be an Affiliate of Target at the time the Merger was submitted for vote or consent) pursuant to the Reorganization Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such shares of Acquiror Common Stock may only be sold or disposed of in accordance with (i) the provisions of Rule 145 under the Securities Act,
(ii) pursuant to a Registration Statement effective under the Securities Act or
(iii) pursuant to an exemption provided by the Securities Act, and the conditions specified in this Shareholder and Affiliate Agreement. Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate.

         (d) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

         (e) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Surviving Corporation, and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Surviving Corporation within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon,


                                       3.

arising out of or resulting from any material breach or material nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (a) or (b) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any material breach or material nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons. After the date of declared effectiveness by the SEC of the applicable registration statement relating to all of the shares subject to this Agreement the indemnity provisions of the Shareholder hereunder shall be superseded by those in the registration rights agreement relating to the publicly traded shares.

         (f) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Affiliate and Shareholder Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith. In addition, the Shareholders' Agent shall, at his election, have the authority to control the defense of any Claim provided that such Shareholders' Agent does so with counsel acceptable to Acquiror and does not settle any such Claims without the prior written consent of Acquiror, which consent shall not be unreasonably withheld.

         2. The undersigned Shareholder agrees to maintain in strictest confidence information about the Reorganization Agreement and the Merger, including information about the existence of this agreement and such Merger, and not to disclose any such information without prior written approval of the Target and Acquiror.

         3. The undersigned Shareholder will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it subsidiaries to, or


                                       4.

afford access to the properties, books or records of Target or any of its subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. The undersigned Shareholder will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its subsidiaries or for access to the properties, books or records of Target or any of its subsidiaries by any person that has advised the undersigned Shareholder that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         4. From and after the Effective Time of the Merger and for so long as necessary in order to permit the undersigned Shareholder to sell the Acquiror Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Shareholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Common Stock.

         5. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliate and Shareholder Agreement shall be effective unless in writing.

         6. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliate and Shareholder Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

            (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

            (b) If to Acquiror, Target or the other Indemnified Persons:

            CardioVascular Dynamics, Inc.
            13900 Alton Parkway, Suite 122
            Irvine, CA  92618
            Attention:  Michael R. Henson


                                       5.

          Fax:  (714) 581-4761
          Tel:  (714) 457-9546

          with a copy (which shall not constitute notice) to:

          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94306
          Attention:  Edward M. Leonard
          Fax:  (415) 496-2885
          Tel:  (415) 424-0160

          and

          Intraluminal Devices, Inc.
          38 Nighthawk
          Irvine, CA  92604
          Attention:  President
          Fax:  (714) 262-9322
          Tel:  (714) 262-9322

          with a copy (which shall not constitute notice) to:

          Higham, McConnell & Dunning
          28202 Cabot Road, Suite 450
          Laguna Niguel, CA  92677
          Attention:  Scott McConnell
          Fax:  (714) 365-5522
          Tel:  (714) 365-5515

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

       7. For the convenience of the parties hereto, this Affiliate and Shareholder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

       8. This Affiliate and Shareholder Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Affiliate and Shareholder Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successors and assigns. As used herein, the term "successors and assigns"


                                       6.

shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         9. This Affiliate and Shareholder Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.

         10. If a court of competent jurisdiction determines that any provision of this Affiliate and Shareholder Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliate and Shareholder Agreement shall continue in full force and effect with such provision stricken or so limited.

         11. All capitalized terms used herein shall have the meaning defined in the Reorganization Agreement, unless otherwise defined herein.


                                       7.

         IN WITNESS WHEREOF, the parties have caused this Affiliate and Shareholder Agreement to be executed as of the date first above written.


CARDIOVASCULAR DYNAMICS, INC.                                        Shareholder


By:
                                        (Signature)

Name:

Title:
                                        (Print Name)



                                        (Print Address)



                                        (Print Address)


                                        (Print Telephone Number)




Total Number of Shares and Options to Purchase Target Capital Stock owned on the date hereof:

Common Stock:
Preferred Stock:
Options to Purchase
Common Stock:


State of Residence:



             [SIGNATURE PAGE TO AFFILIATE AND SHAREHOLDER AGREEMENT]


                                       8.

                                    EXHIBIT C

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                           INTRALUMINAL DEVICES, INC.


         The undersigned shareholder of Intraluminal Devices, Inc., a California corporation ("Target"), hereby irrevocably (to the fullest extent permitted by the California General Corporation Law) appoints the members of the Board of Directors of CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation ("Acquiror"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, at any time prior to the Expiration Date (as defined below) to vote and exercise all voting and related voting rights (to the fullest voting extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned or owned of record by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable until the Expiration Date (to the extent provided under the California General Corporation Law), is granted in consideration of Acquiror entering into that certain Agreement and Plan of Reorganization, dated as of October 2, 1996, by and among Target, Acquiror and IDI Acquisition Corporation, a Delaware corporation ("Merger Sub"), a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror (the "Reorganization Agreement"). The Reorganization Agreement provides for the merger of Target with and into Merger Sub (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) the date of termination of the Reorganization Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other related voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents and waivers, including but not limited to waiver of the notice required by Section 8(a) of
Article II of the Target's Bylaws, pursuant to the California General Corporation Law), at every annual, special or adjourned meeting of the shareholders of Target and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the Reorganization Agreement and any related corporate actions and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Reorganization Agreement or which could result in any of the conditions to Target's obligations under the Reorganization Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy shall be governed by, and construed in accordance with, the laws of the State of California and is irrevocable.

Dated:  ___________, 1996

                                     ______________________________
                                     (Signature of Shareholder)


                                     ______________________________
                                     (Print Name of Shareholder)

                                     Shares beneficially owned:

                                     _________ shares of Target Common Stock


                                     _________ shares of Target Preferred Stock







                            [SIGNATURE PAGE TO PROXY]

                                    EXHIBIT D


           NOTICE OF NON U.S. REAL PROPERTY HOLDING CORPORATION STATUS
             PURSUANT TO TREASURY REGULATION SECTION 1.897-2(h) AND
                       CERTIFICATION OF NON-FOREIGN STATUS


         Pursuant to an Agreement and Plan of Reorganization among CARDIOVASCULAR DYNAMICS, INC. ("Acquiror"), its wholly-owned subsidiary, IDI ACQUISITION CORPORATION ("Merger Sub"), and INTRALUMINAL DEVICES, INC. ("Target"), dated as of October 2, 1996, Target shall be merged with and into Merger Sub, and Target will become a wholly-owned subsidiary of Acquiror. In completing such merger, Acquiror and/or Merger Sub shall receive shares of Target common stock ("Common Stock") in exchange for the merger consideration provided for in such Agreement and Plan of Reorganization.

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is not a U.S. person. In order to confirm that neither Acquiror nor Merger Sub, as transferees, are required to withhold tax upon the receipt of Target Common Stock in exchange for the merger consideration, the undersigned, in his capacity as President of Target, hereby certifies as follows:

         1. The Common Stock of Target to be received by Acquiror and/or Merger Sub pursuant to the merger does not constitute a U.S Real Property Interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code;

         2. The determination in Paragraph 1, above, is based on a determination by Target that Target is not and has not been a U.S. Real Property Holding Corporation as that term is defined in Section 897(c)(2) of the Code during the five-year period preceding the date of this Notice, as indicated below;

         3. Target is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations);

         4. Target's U.S. employer identification number is TARGET EMPLOYER ID NUMBER;

         5. Target's office address is 38 Nighthawk, Irvine, California 92604;
and

         6. Target shall authorize Acquiror to file this notice in its behalf with the Internal Revenue Service within thirty (30) days of the date this notice is delivered to Acquiror and Merger Sub.

         This Notice is made in accordance with the requirements of Treasury Regulation section 1.897-2(h). Target understands that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalties of perjury I declare that I have examined this Notice and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Target.


                                      INTRALUMINAL DEVICES, INC.



Dated:                                By:

                                      Title:


                     [SIGNATURE PAGE TO FIRPTA CERTIFICATE]

                     NOTICE TO THE INTERNAL REVENUE SERVICE



         This Notice is being provided by INTRALUMINAL DEVICES, INC. ("Target") pursuant to the requirements of Treasury Regulation section 1.897-2(h)(2).

         Target is located at 38 Nighthawk, Irvine, California 92604. Target's Taxpayer Identification Number is TARGET EMPLOYER ID NUMBER.

         The attached Certificate of Non-U.S. Real Property Holding Corporation Status was not requested by a foreign interest holder. Such Certificate was requested by CARDIOVASCULAR DYNAMICS, INC. ("Acquiror") and IDI ACQUISITION CORPORATION ("Merger Sub"), the transferees of the stock of Target. Acquiror and Merger Sub, are located at 13900 Alton Parkway, Suite 122, Irvine, California 92618. Acquiror's Taxpayer Identification Number is _____________.

         The interests in question, shares of Target common stock to be received by Acquiror and Merger Sub, pursuant to an Agreement and Plan of Reorganization, are not U.S. Real Property Interests.

         Under penalties of perjury I declare that I have examined this Notice and the attachment hereto and to the best of my knowledge and belief they are true, correct and complete, and I further declare that I have authority to sign this document on behalf of Target.


                                         INTRALUMINAL DEVICES, INC.



Dated:                                   By:

                                         Title:

                                    EXHIBIT E

                                ESCROW AGREEMENT

                  This Escrow Agreement is made as of this 16th day of October 1996, by and among U.S. Trust Company of California, N.A. ("Escrow Agent"), CardioVascular Dynamics, Inc., a Delaware corporation ("Acquiror"), and Edward
A. McDonald as agent ("Shareholders' Agent") of the former shareholders of Intraluminal Devices, Inc., a California corporation ("Target"). Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                   WITNESSETH

                  WHEREAS, Acquiror, IDI Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror and Target have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of October 2, 1996, providing for the merger of Target with and into Merger Sub (the "Merger"); and

                  WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Appendix A ("Article VIII"), an escrow fund (the "Escrow Fund") will be established to compensate Acquiror for certain Damages (as defined in Article VIII) arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in the Reorganization Agreement, the Target Disclosure Schedule or any exhibit or schedule to the Reorganization Agreement; and

                  WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former shareholders of Target (individually a "Shareholder" and collectively the "Shareholders") to undertake certain obligations specified in Article VIII; and

                  WHEREAS, Article VIII provides for an Escrow Fund of a number of shares of Acquiror Common Stock with an aggregate value of $100,000 as of the Closing Date (based on the Closing Price) together with seven and fourteen hundredths percent (7.14%) of all shares of Acquiror Common Stock issued pursuant to Section 5.22 of the Reorganization Agreement upon the Merger, such escrow to be held by the Escrow Agent; and

                  WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Reorganization Agreement relating to the operation of the Escrow Fund.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

                  1. Escrow and Escrow Shares. Pursuant to the Reorganization Agreement, Acquiror shall deposit in escrow with the Escrow Agent, as escrow agent, as soon as practicable after the Effective Time (as defined in the Reorganization Agreement) and in any event within five (5) business days of the Effective Time (as defined in the Reorganization Agreement) of the Merger, a stock certificate or certificates representing 6,169 shares of Acquiror Common Stock (the "Escrow Shares") which shall be registered in the name of the Escrow Agent, or its nominee, as nominee for the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of the Reorganization Agreement and this Agreement. The number of Escrow Shares beneficially owned by each Shareholder is set forth in Appendix B attached hereto.

                  2. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement and Article VIII. Acquiror, Target and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of Article VIII, Article VIII shall control.

                  3. Escrow Period. The Escrow Period shall terminate with respect to the Escrow Shares upon the expiration of six (6) months from the Effective Time; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.7 of the Reorganization Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

                  4. Duties of Escrow Agent. In addition to the Duties set forth in Article VIII, the Duties of the Escrow Agent shall include the following:

                     (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Escrow Fund in accordance with the terms of this Agreement and Article VIII and not as the property of Acquiror, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.


                                       2.

                     (b) The Escrow Shares shall be voted by the Escrow Agent in accordance with the instructions received by the Escrow Agent from the beneficial owners of such Escrow Shares. If no instructions are received from the beneficial owners, such shares shall not be voted by the Escrow Agent.

                     (c) Promptly following termination of the Escrow Period as set forth in Section 3 hereof, the Escrow Agent shall requisition from the stock transfer agent, if necessary, and deliver to the Shareholders the proper number of Escrow Shares and other property in the Escrow Fund in excess of any amount of such Escrow Shares or other property sufficient, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.7 of the Reorganization Agreement, to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in Section 11(b) hereof. As soon as all such claims have been resolved, the Escrow Agent shall requisition from the transfer agent, if necessary, and deliver to such Shareholders all of the Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares which bears the same relationship to the total number of Escrow Shares in the Escrow Fund and available for distribution as the number of Escrow Shares set forth opposite the name of each such Shareholder on Appendix B hereto.

                     (d) To the extent directed to do so by the Shareholders' Agent and Acquiror, the Escrow Agent shall sell up to 1% of the shares of Acquiror Common Stock held in the Escrow Fund and shall apply the proceeds of such sale to pay expenses incurred by the Shareholders' Agent on behalf of the Shareholders as provided in Section 11(b) hereof provided that Acquiror must consent to the payment of such expenses (such consent not to be unreasonably withheld).

                  5. Distributions; Tax Allocations. Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Acquiror capital stock received upon a stock split) shall be promptly distributed by the Escrow Agent to, and for tax reporting purposes shall be allocable to, the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Acquiror Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof or of Article VIII shall be adjusted to appropriately reflect any stock split or reverse stock split. For tax reporting purposes, all other income received by the Escrow Agent and attributable to the Escrow Fund shall be allocable to Acquiror.


                                       3.

            6.       Exculpatory Provisions.

                     (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII of the Reorganization Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false personations. The Escrow Agent shall not be liable for any act done or omitted hereunder by it in good faith as escrow agent except for any liability arising from its (i) own gross negligence, bad faith, or willful misconduct or (ii) failure to comply with the terms of this Agreement and Article VIII. The Escrow Agent shall, in no case or event be liable for any representations or warranties of Target, Acquiror or Merger Sub. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

                     (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitrations as provided in Section 8.7 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                     (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for thereunder.

                     (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Agreement or any documents deposited with the Escrow Agent.

            7. Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

            8. Resignation and Removal of the Escrow Agent. The Escrow Agent or any Successor may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Acquiror and the Shareholders' Agent, such resignation to be effective thirty
(30) days following the date such notice is given. In addition, Acquiror and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may


                                       4.

be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $100,000,000, shall be appointed by the Shareholders' Agent with the approval of Acquiror, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Acquiror and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund. In the event no successor escrow agent is appointed by the effective date of such resignation or removal, the Escrow Agent, the Shareholders' Agent or the Acquiror may apply to a court of competent jurisdiction (in which action the other parties shall be afforded a reasonable opportunity to participate) for such appointment.

         9. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

         10. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

         11. Escrow Fees and Expenses.

             (a) Acquiror shall pay the Escrow Agent such fees as are established by the Fee Schedule attached hereto as Appendix C.

             (b) Any out-of-pocket fees and expenses incurred by the Shareholders' Agent shall be paid out of the Escrow Fund in preference to other distributions from such Escrow Fund; provided that the aggregate amount of such payments will not exceed the amount in Section 4(d) and provided, further, that under no circumstances, will the Shareholders' Agent have personal liability for any such fees and expenses.

         12. Indemnification. In consideration of the Escrow Agent's acceptance of this appointment, Acquiror and the shareholders of Target, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and Article VIII of the Reorganization Agreement, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's gross negligence, bad faith, willful misconduct or breach of this Agreement; and provided



                                       5.

further, however, that the liability of each of the shareholders of Target under this Section shall be limited to the shareholder's proportionate share, based on the ratio which the shareholder's interest in the Escrow Fund bears to the interests of all such shareholders. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

         13. General.

             (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid as follows:


                  To Acquiror:

                           CardioVascular Dynamics, Inc.
                           13900 Alton Parkway, Suite 122
                           Irvine, CA  92618
                           Attention:  Michael R. Henson
                           Fax: (714) 581-4761
                           Tel: (714) 457-9546

                  With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA 94306
                           Attention:  Edward M. Leonard
                           Fax: (415) 496-2885
                           Tel: (415) 424-0160

                  To Shareholders' Agent:

                           Intraluminal Devices, Inc.
                           38 Nighthawk
                           Irvine, CA 92604
                           Attention:  Edward A. McDonald
                           Fax:  (714) 262-9322
                           Tel:  (714) 262-9322



                                       6.

                  With a copy to:

                           Higham, McConnell & Dunning
                           28202 Cabot Road, Suite 450
                           Laguna Niguel, CA  92677
                           Attention:  Scott McConnell
                           Fax:  (714) 365-5522
                           Tel:  (714) 365-5515

                  To the Escrow Agent:

                     U.S. Trust Company of California, N.A.
                           515 South Flower Street
                           Los Angeles, CA
                           Attention: Corporate Trust Department
                           Fax: (213) 488-1370
                           Tel: (213) 861-5051

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

             (b) The Officer's Certificate as defined in Article VIII may be signed by the President, Vice President or Chief Financial Officer of Acquiror.

             (c) The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

             (d) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

             (e) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

             (f) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.


                                       7.

             (g) Any term of this Escrow Agreement may be amended or modified only with the consent of all parties hereto. Any amendment or modification effected in accordance with this paragraph shall be binding upon each party hereto.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.



                                     U.S. TRUST COMPANY OF CALIFORNIA,
                                     N.A., as Escrow Agent



                                     By
                                              Name:
                                              Title:



                                     CARDIOVASCULAR DYNAMICS, INC.



                                     By
                                              Name:
                                              Title:



                                     SHAREHOLDERS' AGENT






                      [SIGNATURE PAGE TO ESCROW AGREEMENT]


                                       8.

                                   APPENDIX A


                  ARTICLE VIII OF THE REORGANIZATION AGREEMENT

                                   APPENDIX B


            LISTS OF SHAREHOLDERS AND THEIR RESPECTIVE ESCROW AMOUNTS

                                   APPENDIX C


                                  FEE SCHEDULE

                                    EXHIBIT F

                       DECLARATION OF REGISTRATION RIGHTS



         This Declaration of Registration Rights ("Declaration") is made as of October 16, 1996, by CardioVascular Dynamics, Inc., a Delaware corporation ("CVD"), for the benefit of certain shareholders of Intraluminal Devices, Inc., a California corporation ("IDI") acquiring shares of the Common Stock of CVD, pursuant to that Agreement and Plan of Reorganization by and among CVD, IDI and IDI Acquisition Corporation, dated as of October 2, 1996, (the "Merger Agreement"), and in consideration of IDI entering into the Merger Agreement and the transactions contemplated thereby.

         1. Definitions. As used in this Declaration:

             a. "1934 Act" means the Securities Act of 1934, as amended.

             b. "Act" means the Securities Act of 1933, as amended.

             c. "Holder" means: (i) a shareholder of IDI to whom shares of Common of CVD are issued pursuant to the Merger Agreement, (ii) the Escrow Agent (as defined in the Merger Agreement), or (iii) a transferee of a Holder to whom registration rights granted under this Declaration are granted pursuant to
Section 10 of this Declaration.

             d. "Registrable Securities" means for each Holder the number of shares of CVD Common Stock issued to such Holder pursuant to the Merger Agreement (including shares issued to the Escrow Agent pursuant to Article VIII thereof and all Additional Shares, if any, issued pursuant to Section 5.22 of the Agreement), in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them, together with all securities which may hereafter be issued with respect thereto as the result of stock split, stock dividend or otherwise.

             e. "SEC" means the Securities and Exchange Commission.

         Terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

         2. Registration. CVD shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within forty-five (45) days following the Effective Time of the Merger a registration statement in such form as is then available under the Act covering the Registrable Securities (it being understood that the timing of any registration of shares pursuant to
Section 5.22 of the Merger Agreement shall be determined solely as set forth in the Merger Agreement); provided, however, that each Holder shall provide all such information and materials by each Holder and take all such action as may be required in order to permit CVD to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials by each Holder to be a condition precedent to the obligations of CVD pursuant to this Declaration with respect to such Holder. CVD shall not be required to effect more than two registrations under this Declaration (unless no rights to Additional Shares vest in any Holder pursuant to Section 5.22 of the Merger Agreement, in which case only one registration shall be required). The offerings made pursuant to such registrations shall not be underwritten, unless specifically requested in writing by the holders of at least ninety percent (90%) of the Registrable Securities that are unregistered at the time of the registration and agreed to be CVD.

         3. Postponement of Registration. Notwithstanding Section 2 above, CVD shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of forty-five (45) calendar days, if the Board of Directors of CVD, acting in good faith, determines that there exists material non-public information about CVD.

         4. Obligations of CVD. CVD shall (i) prepare and file with the SEC the registration statement in accordance with Section (2) hereof with respect to the shares of Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement continuously effective until the earlier to occur of two (2) years after the date the SEC has declared a registration statement effective with respect to the initial issuance of shares under Section 1.6 of the Merger Agreement and one year after the date the SEC has declared a registration statement effective with respect to the initial issuance of shares under Section 1.6 of the Merger Agreement in the event that the Rule 144 holding period is shortened to one year (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier to occur of two (2) years after the date the SEC has declared a registration statement effective with respect to the initial issuance of shares under Section 1.6 of the Merger Agreement and one year after the date the SEC has declared a registration statement effective with respect to the initial issuance of shares under Section 1.6 of the Merger Agreement in the event that the Rule 144 holding period is shortened to one year; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the


                                       2.

offering and sale of the shares of the Registrable Securities to be offered and sold, but only while CVD shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that CVD shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such stock in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If requested by the holders of at least ninety percent (90%) of the Registrable Securities that are unregistered at the time of the registration, and provided that the underwriter or underwriters selected by such holders are reasonably satisfactory to CVD, CVD shall enter into and perform its obligations under an underwriting agreement with a nationally recognized investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that each Holder with shares of Registrable Securities included in the offering shall also enter into and perform its obligations under such an agreement. In connection with any offering of shares of Registrable Securities registered pursuant to this Declaration, CVD shall (x) furnish each Holder, at CVD's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and (y) instruct the transfer agent and


                                       3.

registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

         5. Expenses. CVD shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, NYSE and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of CVD's outside counsel and independent accountants and a single counsel for all of the Holders.

         6. Indemnification. In the event of any offering registered pursuant to this Declaration:

             a. CVD will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by CVD of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to CVD in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that CVD will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CVD in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

             b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify CVD, each of its directors and officers and its


                                       4.

legal counsel and independent accountants, each underwriter, if any, of CVD's securities covered by such a registration statement, each person who controls CVD or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse CVD, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CVD by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to such Holder of Registrable Securities sold as contemplated herein.

             c. Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation (unless the Indemnified Party determines that a**, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

             d. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party due to operation of law with respect to any loss, liability, claim, damage, or expense referred to


                                       5.

therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact of the omission to sate a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

             e. The obligations of CVD and each Holder under this Section 8 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.

         7.  Reports Under Securities Merger Act of 1934. CVD agrees to:

             a. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of CVD under the Act and the 1934 Act; and

             b. furnish to each Holder, forthwith upon request (i) a written statement by CVD that it has complied with the reporting requirements of the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of CVD and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to SEC Rule 144 and/or Rule 145.

         8. Assignment of Registration Rights. The rights to cause CVD to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if CVD is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to CVD by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby.

         9. Amendment of Registration Rights. Holders of a majority of the Registrable Securities may, with the consent of CVD, amend the registration rights granted hereunder.


                                       6.

         10. Termination. The registration rights set forth in this Declaration shall terminate with respect to a Holder at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a 3-month period in accordance with Rule 144 under the Act.

         11. Third Party Beneficiaries. It is intended that the shareholders of IDI be third party beneficiaries to this Declaration of Registration Rights.



                                      CARDIOVASCULAR DYNAMICS, INC.



                                      By:

                                      Title:


                                       7.

                                    EXHIBIT G







                                October 16, 1996



Intraluminal Devices, Inc.
38 Nighthawk
Irvine, CA  92604

Ladies and Gentlemen:

                  We have acted as counsel for CardioVascular Dynamics, Inc., a Delaware corporation ("Acquiror"), and IDI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), in connection with the merger (the "Merger") of Intraluminal Devices, Inc., a California corporation ("Target") with and into Merger Sub, pursuant to the Agreement and Plan of Reorganization by and among Acquiror, Target and Merger Sub, dated as of October 2, 1996 (the "Reorganization Agreement"), and the Certificate of Merger between Target and Merger Sub, dated as of October 16, 1996 (the "Merger Agreement"). This opinion is rendered to you pursuant to
Section 6.3(c) of the Reorganization Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Reorganization Agreement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion, including the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of Acquiror, the Certificate of Incorporation and the Bylaws of Merger Sub and the records of the respective Boards of Directors of Acquiror and Merger Sub relating to the Merger. In addition, in connection with the Merger, we have reviewed the Reorganization Agreement, the Merger Agreement, the Escrow Agreement, the Affiliate and Shareholder Agreements, and the Registration Rights Agreement.

                  In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies; and that there are no extrinsic agreements or understandings among the

Intraluminal Devices, Inc.                                      October 16, 1996
                                                                          Page 2



parties to the Reorganization Agreement and the Merger Agreement that would modify or interpret the terms of the Reorganization Agreement and the Merger Agreement or the respective rights or obligations of the parties thereunder. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of Acquiror. During the course of our discussion with such officers and representatives and our review of the documents described above in connection with the preparation of these opinions, no facts were disclosed to us that caused us to conclude that any such certificate, statement or representation is untrue. In making our examination of the documents executed by entities other than Acquiror and Merger Sub, we have assumed that each such other entity had the power to enter into and perform all its obligations thereunder and the due authorization, execution and delivery of such documents by each such entity.

         The opinions hereinafter expressed are qualified to the extent that (a) the validity or enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally, and (b) the enforceability of such agreements, documents or obligations may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and public policy, whether applied by a court of law or equity. We do not express any opinion herein as to the availability of any equitable or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein. We render or imply no opinion with respect to compliance with applicable anti-fraud statutes, rules or regulations of applicable state or federal law.

         Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted;

Intraluminal Devices, Inc.                                      October 16, 1996
                                                                          Page 3


         2. The authorized capital stock of Acquiror consists of 30,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value. At the close of business on October 9, 1996, no shares of Preferred Stock were issued and outstanding. At the close of business on October 15, 1996, 8,776,000 shares of Common Stock were issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable. On the close of business on October 9, 1996, 1,006,000 shares of Common Stock were subject to issuance upon exercise of outstanding options;

         3. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; all of the outstanding shares of capital stock of Merger Sub are validly issued, fully paid and nonassessable and registered in the name of Acquiror;

         4. The Reorganization Agreement and the Merger Agreement have been approved and adopted by the sole stockholder of Merger Sub; each of Acquiror and Merger Sub has full corporate power and authority to execute, deliver, and perform its obligations under the Reorganization Agreement, the Merger Agreement, the Escrow Agreement and the Registration Rights Agreement (in each case to the extent Acquiror or Merger Sub is a party to each such document); each of Acquiror and Merger Sub has taken all requisite corporate action to approve and adopt the Reorganization Agreement, the Merger Agreement, the Escrow Agreement and the Registration Rights Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder (in each case to the extent Acquiror or Merger Sub is a party to each such document); and the Reorganization Agreement, Merger Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly executed and delivered by each of Acquiror and Merger Sub and constitute legal, valid and binding obligations of each of Acquiror and Merger Sub enforceable in accordance with their terms (in each case to the extent Acquiror or Merger Sub is a party to each such document); provided, that enforceability of the indemnity obligations contained in such agreements may be limited by public policy;

         5. The approval of the stockholders of Acquiror is not required for the consummation of the transactions contemplated by the Reorganization Agreement and the Merger Agreement; the shares of Acquiror Common Stock to be delivered in exchange for shares of Target Common Stock will, when issued as contemplated by the Reorganization Agreement and the Merger Agreement, be validly issued, fully paid and nonassessable; and a sufficient number of shares of Acquiror Common Stock have been duly and validly reserved for issuance upon exercise of options to acquire Target Common Stock being assumed by Acquiror pursuant to the Reorganization Agreement

Intraluminal Devices, Inc.                                      October 16, 1996
                                                                          Page 4



and such reserved shares, when issued in accordance with the terms of such options, will be validly issued, fully paid and nonassessable;

         6. The execution, delivery and performance of the Reorganization Agreement, the Escrow Agreement and the Registration Rights Agreement (in each case to the extent Acquiror or Merger Sub is a party to each such document) by Acquiror and Merger Sub, and the carrying out of the transactions contemplated thereby to be carried out by Acquiror and Merger Sub did not and will not conflict with or constitute a violation under the charter documents of Acquiror or Merger Sub;

         7. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Acquiror or Merger Sub or any of their assets or properties is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Reorganization Agreement or the Merger Agreement;

         8. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required by Acquiror or Merger Sub or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Reorganization Agreement, the Merger Agreement, the Escrow Agreement and the Registration Rights Agreement (in each case to the extent Acquiror or Merger Sub is a party to each such document) that has not been obtained, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Acquiror Common Stock pursuant to the Merger, (ii) acceptance for filing of the Merger Agreement together with any appropriate tax clearance certificate by the California Secretary of State. Our opinion herein, however, is subject to the timely and proper completion of all filings and other actions contemplated above in this paragraph 8, where such filings and actions are to be undertaken on or after the date hereof, (iii) acceptance for filing of the Merger Agreement with the Delaware Secretary of State and (iv) the consents and filings noted in the Reorganization Agreement and related documents.

         9. Based in part upon the representations made in the Affiliate and Shareholder Agreements, the shares of Acquiror Common Stock to be issued and delivered in exchange for shares of Target Common Stock pursuant to the Reorganization Agreement and the Merger Agreement will, when issued, be exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act.

Intraluminal Devices, Inc.                                      October 16, 1996
                                                                          Page 5



                  Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based upon our knowledge, such expression means that in the course of our representation of Acquiror in connection with the Merger nothing has come to our attention that would give us actual knowledge of the existence or absence of such facts. We have undertaken no independent factual investigation to determine the existence or absence of such facts.

                  With respect to the opinions set forth in the second, third and fourth sentences of paragraph (2) as to the number of issued and outstanding shares of Preferred Stock and Common Stock and that such shares have been validly issued and are fully paid and nonassessable, and as to the number of shares of Common Stock subject to outstanding options, we have: (i) relied, without independent verification, on a certificate of the transfer agent and registrar of Acquiror ("Transfer Agent") dated as of October 15, 1996 as to the matters set forth therein, (ii) relied, without independent verification, on a certificate of an officer of Acquiror, dated as of October 15, 1996 with respect to certain of the factual matters set forth therein and (iii) reviewed procedures used by Acquiror and the Transfer Agent when issuing or authorizing the issuance of shares. We note, however, that we have not (x) reviewed Acquiror's stock records, (y) verified procedures used by or obtained records from Acquiror's Transfer Agent or (z) independently verified that each issued and outstanding share of Common Stock has been fully paid.

                  This opinion relates solely to the laws of the State of California and applicable federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

                  The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person.


                                     Very truly yours,



                                     BROBECK, PHLEGER & HARRISON LLP

Intraluminal Devices, Inc.                                      October 16, 1996
                                                                          Page 6




Brobeck, Phleger & Harrison LLP Opinion
Doc. #0191699.02
Review Partner:

                                    EXHIBIT H

                             TARGET'S LEGAL OPINION


                               _____________, 1996



CardioVascular Dynamics, Inc.
13900 Alton Parkway, Suite 122
Irvine, CA 92618

Ladies and Gentlemen:

         We have acted as counsel for Intraluminal Devices, Inc., a California corporation ("Target"), in connection with the merger (the"Merger") of Target with and into IDI Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of CardioVascular Dynamics, Inc., a Delaware corporation ("Acquiror"), pursuant to the Agreement and Plan of Reorganization by and among Acquiror, Target and Merger Sub, dated as of October 2, 1996 (the "Reorganization Agreement"), and the Agreement of Merger between Acquiror, Target and Merger Sub, dated as of ____________, 1996 (the "Merger Agreement"). This opinion is rendered to you pursuant to Section 6.4(e) of the Reorganization Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Reorganization Agreement.

         We are of the opinion that:

         1. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition or properties of the Company;

         2. The authorized capital stock of Target consists of ______________ shares of Common Stock, ___ par value, and _____________ shares of Preferred Stock. At the close of business on __________ __, 1996, ___________ shares of Common Stock were

CardioVascular Dynamics, Inc.                                 ____________, 1996
                                                                          Page 2


issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable. On the close of business on ________ __, 1996, __________ shares of Common Stock were subject to issuance upon exercise of outstanding options;

         3. The Reorganization Agreement and the Merger Agreement have been approved and adopted by the shareholders of Target; Target has full corporate power and authority to execute, deliver, and perform its obligations under the Reorganization Agreement and the Merger Agreement; Target has taken all requisite corporate action to approve and adopt the Reorganization Agreement and the Merger Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder; and the Reorganization Agreement and the Merger Agreement have been duly executed and delivered by Target and constitute legal, valid and binding obligations of Target enforceable in accordance with their terms; provided that enforceability of the indemnity obligations contained in such agreements may be limited by public policy;

         4. The execution, delivery and performance of the Reorganization Agreement by Target, the execution and delivery of the Merger Agreement by Target and the carrying out of the transactions contemplated by the Reorganization Agreement and by the Merger Agreement to be carried out by Target did not and will not conflict with or constitute a violation under the charter documents of Target;

         5. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Target or any of its assets or properties is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Reorganization Agreement or the Merger Agreement; and

         6. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required by Target or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Reorganization Agreement and the Merger Agreement that has not been obtained, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Acquiror Common Stock pursuant to the Merger, (ii) acceptance for filing of the Merger Agreement together with any appropriate tax clearance certificate by the California Secretary of State, (iii) acceptance for filing of the Merger Agreement with the Delaware Secretary of State and (iv) the consents and filings noted in the Reorganization Agreement and related documents.

CardioVascular Dynamics, Inc.                                 ____________, 1996
                                                                          Page 3




                  This opinion relates solely to the laws of the State of California and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

                  The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person.

                                            Sincerely,



                                            HIGHAM, MCCONNELL & DUNNING

                                    EXHIBIT I

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT



         This Agreement dated as of October 16, 1996 is entered into by and between CardioVascular Dynamics, Inc. ("CVD") and Intraluminal Devices, Inc. ("IDI") (collectively referred to as the "Employer"), on the one hand, and Edward McDonald ("Employee"), on the other hand.


                                    ARTICLE I

                                   Employment

         1.1 Period. The Employer shall employ Employee and Employee shall perform services for and continue in the employment of the Employer for the period commencing on the date of the closing (the "Closing Date") of the merger of CVD and IDI as defined in Section 1.2 of the Agreement and Plan of Reorganization by and among CVD, IDI and IDI Acquisition Corporation, dated as of October 2, 1996 and ending one (1) year after the Closing Date (the "Employment Period") subject, however, to prior termination of employment by Employer as set forth in Article III herein.

         If the Closing Date of the acquisition by CVD of the stock of IDI does not occur by on or before October 30, 1996, then this Agreement will be rendered null and void.

         1.2 Services.

             (a) During such Employment Period, Employee shall serve as (i) Project Consultant or (ii) in such other reasonable position as designated by Employer. Employee shall perform all reasonable duties assigned by the Employer relating to the commercialization of IDI's products (provided, that Employee shall not be required to relocate his residence to perform such duties).

             (b) Employee shall devote his entire attention and energies and his best efforts, on a full-time basis, to the business and affairs of the Employer and to the discharge of his duties, functions and responsibilities hereunder, and will use his best efforts to promote the interests of the Employer.

             (c) Nothing in this Section 1.2 shall be construed as preventing Employee from investing his assets in such form or manner as is not prohibited by Section 2.1 of this Agreement and as will not require: (1) any participation on

Employee's part in the operation or the affairs of the enterprise or enterprises in which such investments are made (other than serving as a non-employee director) or (2) the rendering of any services by Employee to any such enterprise (other than serving as a non-employee director). Employee shall comply with all of the Employer's rules and regulations applicable to the employees of the Employer and with all of the Employer's policies established by its management and Board of Directors.

         1.3 Compensation. During such Employment Period, the Employer will pay to Employee a salary at the rate of $10,000.00 per month ("Base Pay"). The Employer shall also provide to Employee such employee benefits provided to the Employer's other employees.


                                   ARTICLE II

                                 Non-Competition

         2.1 Non-Competition.

             (a) The parties understand and agree that this Agreement is entered into in connection with the acquisition by CVD of all of the outstanding stock interest of IDI. The parties further understand and agree that Employee was a substantial shareholder of IDI; a key and significant member of the management of that Company; and that CVD paid Employee substantial consideration in order to purchase Employee's stock interest in IDI. In addition, the parties agree that prior to acquisition by CVD of the stock of IDI, that IDI was engaged in its business in each of the fifty states of the United States. (This shall hereafter be referred to as the "Geographic Scope of IDI's business.") The parties further agree that CVD and IDI following the acquisition by CVD of the stock of IDI will continue conducting such business in all parts of the Geographic Scope of IDI's Business. As a result of the foregoing, the parties expressly understand and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of California Business and Professions Code Section 16601.

             (b) Employee agrees that during the term of his/her employment pursuant to this Agreement, Employee will not engage in any other employment, business, or activity unless Employee receives the Employer's prior written approval to hold such outside employment or engage in such business or activity; provided, however such written approval will not be required if such outside employment, business, or activity would not in any way be competitive with the business or proposed business of the Employer or otherwise conflict with or adversely effect in any way Employee's performance of his or her employment obligation to the Employer.


                                       2.

             (c) Commencing on the Closing Date and continuing until three years after the Closing Date, Employee will not, as a principal or corporate officer of any corporation, partnership or other entity:

                 (i) participate or engage in the business of developing vascular and/or non-vascular stents or stent-graft devices (the "Business") in the United States;

                 (ii) induce or attempt to induce any person who at the time of such inducement is an employee of CVD to perform work or services for any other person or entity other than Employer;

                 (iii) permit the name of Employee to be used in connection with a competitive business as reasonably determined by CVD.

         Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 2.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

         2.2 Savings Clause. If any restriction set forth in Section 2.1 above is held to be unreasonable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.


                                   ARTICLE III

                            Termination of Employment

         3.1 Death. In the event of Employee's death during the term of this Agreement, the Employer shall pay to Employee's estate any salary accrued but unpaid as of the date of death. Upon payment of the aforementioned sum, the Employer's obligations to make further salary payments or provide further employee benefits shall terminate. This provision shall not be construed to negate any rights Employee may have to death benefits under any employee benefit or welfare plan of the Employer in which Employee may from time to time be a participant or under any other written agreement with the Employer which specifically provides for such death benefits.

         3.2 Other Termination. Employee's employment hereunder may be terminated by Employer at any time for any reason, with or without cause or advance notice by delivering to Employee written notice of such termination. If such written notice is given within one year of the Closing Date and is a termination without "Cause",


                                       3.

as that term is defined below, then the notice must be signed and approved by Michael R. Henson, or his successor. Any notice of termination in any other circumstances need only be signed by CVD's Vice President of Human Resources or any other company Vice President.

         (a) If Employer terminates Employee's employment without Cause within one year of the Closing Date, then Employer will continue to pay Employee's Base Salary, less all applicable deductions, on a monthly basis until twelve (12) months following the Closing Date and; (ii) continue medical insurance coverage pursuant to COBRA for such period of time. Except as provided herein, all other benefits, including vesting of stock, will terminate with the effective date of termination of Employee's employment.

         (b) The Employer's obligation to pay salary, benefits, and other compensation to Employee shall terminate on the effective date of any termination of Employee's employment for Cause. For the purposes of this Agreement, "Cause" shall mean (i) the Employee's failure to perform his duties within 30 days after receipt of a written warning; (ii) the Employee's engaging in misconduct; (iii) the Employee's being convicted of a felony; (iv) the Employee's committing an act of fraud against, or the misappropriation of property belonging to, the Employer; or (v) the Employee's breach of this Employment Agreement or any confidentiality or proprietary information agreement between the Employee and the Employer. In such circumstances, Employer will not be obligated to pay any severance.

         (c) Except as provided in Section 3.2(a), the Employer's obligation to pay salary, benefits, and other compensation to Employee shall terminate on the termination of the Employment Period. In such circumstances, Employer will not be obligated to pay any severance.

         (d) Employee acknowledges that the services that he will provide to Employer under this Agreement are unique and that irreparable harm will be suffered by the Employer in the event of the breach by Employee of any of his or her obligations under this Paragraph and Paragraph 2.1, and that the Employer will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in said Paragraphs. Any claims asserted by Employee against the Employer shall not constitute a defense in any injunction action brought by the Employer to obtain specific enforcement of said Paragraphs. In lieu of any other claims for damages that may be asserted by Employer hereunder with respect to Employee's resignation prior to the one year period noted in Section 1.1, Employee agrees to pay $20,000 as liquidated damages to Employer if he resigns within 120 days of the date the Employment Period commences (it being understood by the parties hereto that such resignation would deprive Employer of the benefit of its bargain and would cause it irreparable harm). After the 120 day period noted in the preceding sentence, Employee may resign without reimbursing CVD for any damages incurred with respect to


                                       4.

Employee's resignation prior to the one year period noted in Section 1.1, provided, that, upon the effective date of such resignation, Employee shall be entitled to no further salary or benefits from CVD irrespective of whether payment of such benefits may otherwise be required pursuant to applicable law and Employee waives all claims to such further salary or benefits and will execute such documents as are reasonably required by CVD to effectuate such waiver.


                                   ARTICLE IV

                                  Miscellaneous

         4.1 Successors, Assigns, Merger. This Agreement shall be binding upon and shall inure to the benefit of the Employer and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

         4.2 Entire Agreement. This Agreement constitutes the entire agreement between the Employer and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties except for provided herein. This Agreement may be amended or altered only in a writing signed by the President of CVD and Employee.

         4.3 Applicable Law; Severability. This Agreement is executed by both parties in the State of California and shall be construed and interpreted in accordance with the laws of that state. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

         4.4 Survival. In the event of termination of Employee's employment hereunder for Cause, the obligations contained in Article II of this Agreement shall survive the termination of Employee's employment under this Agreement as contemplated herein.

         4.5 Arbitration. Employee agrees that any and all disputes that Employee has with the Employer or any of its employees, which arise out of Employee's employment, the termination of employment, or otherwise under the terms of this Agreement, (except for any claim arising out of or relating to Paragraph 2.1 of this Agreement or the breach of that Paragraph for which the Employer may pursue injunctive relief in state or federal court located in Orange County), shall be resolved through final and binding arbitration. This shall include, without limitation, disputes


                                       5.

relating to this Agreement, any disputes regarding Employee's employment by the Employer or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee's employment with the Employer or its termination. The only claims not covered by this Section 4.5 are claims for benefits under the workers' compensation laws or unemployment insurance laws or claims under paragraph 2.1 of this Agreement. Binding arbitration will be conducted in Orange County, California in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. Employee understands and agrees that the arbitration shall be instead of any civil litigation, that he or she will not be entitled to a jury trial in any such providing, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.


Dated:  ________ __, 1996.                  CARDIOVASCULAR DYNAMICS, INC.



                                            By:

                                            Its:


Dated:  ________ __, 1996.                  INTRALUMINAL DEVICES, INC.



                                            By:

                                            Its:


Dated:  ________ __, 1996.                  EMPLOYEE





                                       6.